Calculation of Filing Fee Tables
S-8
Bicara Therapeutics Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2024 Stock Option and Grant Plan, Common Stock, par value $0.0001 per share	Other	2,830,036	$ 18.705	$ 52,935,823.38	0.0001381	$ 7,310.44
2	Equity	2026 Inducement Plan, Common Stock, par value $0.0001 per share	Other	1,000,000	$ 18.705	$ 18,705,000.00	0.0001381	$ 2,583.16
Total Offering Amounts:						$ 71,640,823.38		$ 9,893.60
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 9,893.60
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock, par value $0.0001 per share ("Common Stock"), which become issuable under the Registrant's 2024 Stock Option and Grant Plan (the "2024 Plan") by reason of any stock dividend, stock split, recapitalization, or any other similar transaction effected without the receipt of consideration that results in an increase in the number of our outstanding shares of Common Stock. The proposed maximum offering price per unit and maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based on the average of the high and low price per share of the Registrant's Common Stock as reported on the Nasdaq Global Market on March 26, 2026. The amount registered consists of 2,830,036 additional shares issuable under the 2024 Plan, which represents an automatic annual increase to the number of shares available for issuance under the 2024 Plan effective January 1, 2026. Pursuant to such provision, an additional number of shares will automatically be added to the shares authorized for issuance under the 2024 Plan on January 1 of each year. Shares available for issuance under the 2024 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on September 13, 2024 (File No. 333-282113) and March 28, 2025 (File No. 333-286209).

[2]	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock, which become issuable under the Registrant's 2026 Inducement Plan (the "Inducement Plan") by reason of any stock dividend, stock split, recapitalization, or any other similar transaction effected without the receipt of consideration that results in an increase in the number of our outstanding shares of Common Stock. The proposed maximum offering price per unit and maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based on the average of the high and low price per share of the Registrant's Common Stock as reported on the Nasdaq Global Market on March 26, 2026. The amount registered consists of 1,000,000 shares issuable under the Inducement Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources